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                                                                      EXHIBIT 12

                            VERIZON PENNSYLVANIA INC.


                Computation of Ratio of Earnings to Fixed Charges
                             (Dollars in Millions)


                                                          Nine Months Ended
                                                         September 30, 2001
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Income before provision for income taxes..........                   $602.2
Equity in loss from affiliates....................                     28.5
Dividends received from equity affiliate..........                       .7
Interest expense..................................                     99.8
Portion of rent expense representing interest.....                     16.1
Amortization of capitalized interest..............                      3.1
                                                      --------------------------
Earnings, as adjusted.............................                   $750.4
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Fixed charges:
Interest expense..................................                   $ 99.8
Portion of rent expense representing interest.....                     16.1
Capitalized interest..............................                     15.2
                                                      --------------------------
Fixed Charges.....................................                   $131.1
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Ratio of Earnings to Fixed Charges................                     5.72
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